UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

NUCOR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4119	13-1860817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road
Charlotte, North Carolina		28211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.40 per share	NUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 amends the Current Report on Form 8-K (the “Original 8-K”) Nucor Corporation (the “Company”) filed with the United States Securities and Exchange Commission (the “SEC”) on March 3, 2026, regarding, among other things, the retirement of Daniel R. Needham from his employment with the Company. The disclosure included in the Original 8-K otherwise remains unchanged.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On June 16, 2026, the Company and Mr. Needham entered into a Retirement, Separation, Waiver and Release Agreement (the “Retirement Agreement”) in connection with Mr. Needham’s retirement from employment with the Company, effective June 20, 2026. The Retirement Agreement, together with the Surviving Provisions (as defined in the Retirement Agreement) of the Executive Employment Agreement (the “Executive Employment Agreement”), effective as of February 1, 2021, by and between the Company and Mr. Needham, collectively contain the entire agreement of the parties and supersede all prior agreements between the parties related to Mr. Needham’s employment with the Company.

In consideration for Mr. Needham’s comprehensive release of claims against the Company and its affiliates and his post-employment restrictive covenants set forth in the Surviving Provisions of the Executive Employment Agreement, Mr. Needham will be entitled to receive monthly payments from the Company of $254,972.34 for the 24 months immediately following his retirement. Specifically, Mr. Needham has agreed, among other things, not to (i) compete with the Company during the 24-month period following his retirement, (ii) disclose confidential and proprietary information (including trade secrets) of the Company, (iii) encourage the Company’s existing or prospective customers or suppliers to purchase steel or steel products or related services from, or to provide steel or steel products or related services to, any competitor of the Company or otherwise attempt to influence any business or business negotiations such customers or suppliers may transact or have with the Company during the 24-month period following his retirement, (iv) hire or encourage any employee of the Company to terminate his or her employment with the Company during the 24-month period following his retirement and (v) make any statements that defame, disparage or in any way criticize the personal or business reputation, practices or conduct of the Company or its affiliates. Mr. Needham has also agreed that any inventions, designs or other ideas conceived by Mr. Needham during his employment with the Company will be assigned to the Company. Pursuant to the Retirement Agreement, effective as of June 20, 2026, Mr. Needham will resign from any and all positions he holds with the Company and its direct and indirect subsidiaries and affiliates.

The foregoing description of the terms and conditions of the Retirement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Retirement Agreement (including the Executive Employment Agreement attached as Exhibit A thereto), a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Retirement, Separation, Waiver and Release Agreement, dated as of June 16, 2026, by and between Nucor Corporation and Daniel R. Needham (#)

104	Cover Page from this Current Report on Form 8-K/A, formatted in Inline XBRL (included in Exhibit 101)

(#)	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: June 22, 2026	By:	/s/ John L. Sullivan
John L. Sullivan
Chief Financial Officer, Treasurer and Executive Vice President